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                                                                    EXHIBIT 99.1

[WHITEHALL(R) LOGO]                                                 NEWS RELEASE

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                                     For:              Whitehall Jewellers, Inc.
                                     Contact:          John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
                                                       TX: 312/762-9751

             WHITEHALL JEWELLERS REPORTS Q4 SALES OF $125.6 MILLION

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Chicago, Illinois, February 3, 2005 -- Whitehall Jewellers, Inc. (NYSE:JWL)
today announced sales for the fourth fiscal quarter ended January 31, 2005 of $125.6 million, compared to $136.6 million for fourth quarter last year. Comparable store sales decreased 8.7% for the quarter, compared to a 6.0% increase for the fourth quarter of last year.

Total sales for the fiscal year ended January 31, 2005 decreased 3.0% to $334.2 million, versus $344.7 million for last fiscal year. Comparable store sales for the fiscal year declined 3.7%, compared to a 0.6% decrease in comparable store sales last fiscal year.

Whitehall Jewellers, Inc. plans to announce its Fourth Quarter 2004 results on Tuesday, April 5, 2005. A conference call to discuss the results will be held on Tuesday, April 5, 2005 at 9:00 a.m. ET. The dial in information is

         Domestic                   866-800-8649
         International              617-614-2703
         Participant Passcode       92227065


Please call Lynn Nickless, 312-762-0292 to reserve a space on the call.

A digital replay will be available until April 20, 2005. The dial in information is

         Domestic                   888-286-8010
         International              617-801-6888
         Participant Passcode       86223792

The call will also be webcast on the Whitehall Jewellers, Inc. website at http://www.whitehalljewellers.com.

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 382 stores in 38 states. The Company operates stores in regional and



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superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom
Jewelers and Marks Bros. Jewelers.


     This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice;
     (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our continued ability to secure sufficient financing on acceptable terms, (13) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (14) our ability to maintain adequate loss prevention measures; (15) fluctuations in raw material prices, including diamond, gem and gold prices; (16) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resultant valuations taken; (17) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors;
     (18) regulation affecting the industry generally, including regulation of marketing practices; and (19) the risk factors identified from time to time in our filings with the SEC.


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